EXHIBIT 99.1
Qumu Announces Fourth Quarter and Full Year 2016 Results

Achieves record gross margins and operating results
Procures key enterprise transactions
Continues to grow recurring revenue base

Conference Call Wednesday, March 1 at 10:00 a.m. ET

Minneapolis, MN – February 28, 2017 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the fourth quarter and year ended December 31, 2016.

Fourth quarter revenue was $9.3 million, compared to $10.1 million in the fourth quarter 2015; and net loss was $(0.3) million, or a loss of $(0.04) per diluted share, compared to $(4.6) million, or a loss of $(0.50) per diluted share, in the fourth quarter 2015. Fourth quarter adjusted EBITDA (a non-GAAP measure) was income of $0.8 million, compared to an adjusted EBITDA loss of $(3.7) million for the fourth quarter 2015. Fourth quarter 2015 operating loss and adjusted EBITDA included severance expense of $743,000 and a loss on a third-party license agreement of $1.2 million.

For the full year 2016, revenue was $31.7 million, compared to $34.5 million last year; and net loss was $(11.2) million, or a loss of $(1.23) per diluted share, compared to $(28.7) million, or a loss of $(3.11) per diluted share, last year. For the full year 2016, adjusted EBITDA was a loss of $(6.6) million, compared to an adjusted EBITDA loss of $(24.5) million last year. Full year 2016 included severance expense of $563,000. Full year 2015 included severance expense of $2.1 million, a loss on a third-party license agreement of $1.2 million and equipment operating lease loss of $1.0 million.

“2016 was a pivotal year for Qumu and our fourth quarter illustrates our strong progress in several key areas. We continued to demonstrate that we are the only vendor with a full suite of video enterprise solutions as we gained significant ground in our transformation from a perpetual software licensing model to a higher-value, SaaS model. We also drove record gross margins and adjusted EBITDA and bolstered our blue-chip customer list with several high-value enterprise wins within new Fortune 500 organizations,” said Vern Hanzlik, Qumu’s president and CEO.

“Additionally, we achieved nearly $20 million of expense reductions year over year, while maintaining over a 90% customer renewal rate, a strong customer satisfaction metric. Early adopting enterprise clients are beginning to migrate toward cloud-based solutions, but we have also seen continued demand for our best-in-class, behind the firewall, on-premise video solution. During 2016, 70% of revenue came from our blue-chip on-premise customer base and 30% came from new SaaS customers. We are in a strong position with enterprise customers whether they seek a highly secure on-premise solution or a more flexible SaaS solution. We are confident that this trend will continue as we move into 2017.”

Other Financial Highlights

•
Subscription, maintenance and support revenue for the fourth quarter 2016 was $6.2 million compared to $5.2 million for the fourth quarter 2015, and for the full year 2016 was $21.4 million compared to $18.8 million last year. Fourth quarter 2016 revenue included subscription, maintenance and support revenue of $1.2 million and professional service revenue of $0.4 million of previously deferred revenue contingent on a customer's acceptance, which was received in the fourth quarter. Going forward, subscription, maintenance and support revenue relating to this customer is expected to be $300,000 annually.

•
Gross margin for the fourth quarter 2016 was 70.7% compared to 56.9% for the fourth quarter 2015, and for the full year 2016 was 61.0% compared to 49.2% last year. The benefit to gross margin relating to the previously noted customer acceptance was 6.1% and 1.8% for the fourth quarter and full year 2016, respectively.

•	Total headcount was 150 as of December 31, 2016 compared to 192 as of December 31, 2015.

•
Cash and marketable securities were $10.4 million as of December 31, 2016, compared to $4.6 million as of September 30, 2016, reflecting the fourth quarter operating loss, the impact on cash from changes in working capital and the term loan net proceeds of $7.5 million received in the fourth quarter.

Guidance
For the first quarter 2017, revenue is expected to be in the range of $7.0 million to $8.0 million. Total gross margin percentage is expected to be in the low 60s in the first quarter. First quarter net loss is expected to be in the range of $(3.6) million to $(3.1) million, or $(0.39) to $(0.34) per diluted share, with weighted average shares outstanding of approximately 9.25 million shares. Adjusted EBITDA for the first quarter 2017 is expected to be in the range of a loss of $(2.2) million to $(1.7) million, compared to an adjusted EBITDA loss of $(3.0) million in the first quarter 2016.

For the full year 2017, revenue is expected to be in the range of $31.0 million to $34.0 million as the Company continues to grow its recurring revenue base. Total gross margin percentage is expected to improve from the low 60s early in the year to the high 60s late in the year. Net loss is expected to be in the range of $(10.5) million to $(9.0) million, or $(1.12) to $(0.97) per diluted share, with weighted average shares outstanding of approximately 9.3 million shares. Adjusted EBITDA for the full year 2017 is expected to be in the range of a loss of $(5.0) million to $(3.5) million compared to an adjusted EBITDA loss of $(6.6) million in fiscal 2016. The Company expects a tax benefit of $200,000 in fiscal 2017. Additionally, the Company expects that it will be cash flow breakeven for the second half of 2017.

Conference Call
The Company has scheduled a conference call and webcast to review its fourth quarter 2016 results tomorrow, March 1, 2017 at 10:00 a.m. Eastern Time. The dial-in number for the conference call is 877-456-6914 for domestic participants and 929-387-3794 for international participants. Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website, www.qumu.com. Webcasts will be archived on Qumu’s website.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items from net income (loss) (a GAAP measure). Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liability, foreign currency gains and losses, other non-operating income and expenses, and net income (loss) from discontinued operations.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three months and year ended December 31, 2016 and 2015.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, and the demand for the Company’s products or software. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Video is today’s document. Qumu Corporation (NASDAQ: QUMU) provides the tools businesses need to create, manage, secure, deliver and measure the success of their videos. Qumu's innovative solutions release the power in video to engage and empower employees, partners and clients. Organizations around the world realize the greatest possible value from video they create and publish using Qumu. Whatever the audience size, viewer device or network configuration, Qumu solutions are how business does video. Additional information can be found at www.qumu.com.

Investor Contact:
Peter Goepfrich, CFO
Qumu Corporation
612-638-9096

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Software licenses and appliances	$1,887	$2,486	$5,839	$9,456
Service	7,434	7,633	25,843	24,998
Total revenues	9,321	10,119	31,682	34,454
Cost of revenues:
Software licenses and appliances	542	953	2,474	2,949
Service	2,189	3,409	9,886	14,550
Total cost of revenues	2,731	4,362	12,360	17,499
Gross profit	6,590	5,757	19,322	16,955
Operating expenses:
Research and development	1,795	2,181	8,541	10,689
Sales and marketing	2,584	3,720	11,529	17,994
General and administrative	2,378	4,603	9,722	16,878
Amortization of purchased intangibles	217	199	891	798
Total operating expenses	6,974	10,703	30,683	46,359
Operating loss	(384)	(4,946)	(11,361)	(29,404)
Other income (expense):
Interest income (expense), net	(247)	(14)	(287)	7
Change in value of warrant liability	137	—	137	—
Other, net	108	26	84	(131)
Total other income (expense), net	(2)	12	(66)	(124)
Loss before income taxes	(386)	(4,934)	(11,427)	(29,528)
Income tax benefit	(119)	(357)	(252)	(839)
Net loss from continuing operations	(267)	(4,577)	(11,175)	(28,689)
Net loss from discontinued operations, net of tax	—	—	—	(10)
Net loss	$(267)	$(4,577)	$(11,175)	$(28,699)

Net loss per share - basic:
Net loss from continuing operations per share - basic	$(0.03)	$(0.50)	$(1.21)	$(3.11)
Net income from discontinued operations per share - basic	—	—	—	—
Net loss per share - basic	$(0.03)	$(0.50)	$(1.21)	$(3.11)
Basic weighted average shares outstanding	9,234	9,243	9,232	9,235
Net loss per share - diluted:
Net loss from continuing operations per share - diluted	$(0.04)	$(0.50)	$(1.23)	$(3.11)
Net loss from discontinued operations per share - diluted	—	—	—	—
Net loss per share - diluted	$(0.04)	$(0.50)	$(1.23)	$(3.11)
Diluted weighted average shares outstanding	9,234	9,243	9,232	9,235

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

Assets	December 31, 2016	December 31, 2015
Current assets:	(unaudited)
Cash and cash equivalents	$10,364	$7,072
Marketable securities	—	6,249
Receivables, net	7,495	11,257
Income taxes receivable	317	659
Prepaid expenses and other current assets	2,470	3,392
Total current assets	20,646	28,629
Property and equipment, net	1,827	2,942
Intangible assets, net	8,110	11,032
Goodwill	6,749	8,103
Deferred income taxes, non-current	70	57
Other assets, non-current	4,827	3,649
Total assets	$42,229	$54,412
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,394	$3,864
Accrued compensation	2,361	4,014
Deferred revenue	8,992	10,413
Deferred rent	283	270
Financing obligations	508	502
Warrant liability	893	—
Current liabilities from discontinued operations	—	50
Total current liabilities	15,431	19,113
Long-term liabilities:
Deferred revenue, non-current	423	2,215
Income taxes payable, non-current	6	9
Deferred tax liability, non-current	294	575
Deferred rent, non-current	712	998
Financing obligations, non-current	170	519
Term loan, non-current	6,617	—
Other non-current liabilities	—	226
Total long-term liabilities	8,222	4,542
Total liabilities	23,653	23,655
Stockholders’ equity:
Common stock	92	92
Additional paid-in capital	66,864	65,484
Accumulated deficit	(44,473)	(33,298)
Accumulated other comprehensive loss	(3,907)	(1,521)
Total stockholders’ equity	18,576	30,757
Total liabilities and stockholders’ equity	$42,229	$54,412

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Year Ended December 31,
	2016	2015
Operating activities:
Net loss	$(11,175)	$(28,699)
Net loss from discontinued operations, net of tax	—	(10)
Net loss from continuing operations	(11,175)	(28,689)
Adjustments to reconcile net loss to net cash used in continuing operating activities:
Depreciation and amortization	3,303	3,118
Stock-based compensation	1,421	1,834
Accretion of debt discount and issuance costs	152	—
Loss on disposal of property and equipment	4	108
Change in value of warrant liability	(137)	—
Deferred income taxes	(229)	(564)
Changes in operating assets and liabilities:
Receivables	3,244	(1,331)
Income taxes receivable / payable	266	(378)
Prepaid expenses and other assets	(138)	748
Accounts payable and other accrued liabilities	(1,406)	443
Accrued compensation	(1,575)	(2,184)
Deferred revenue	(2,673)	2,729
Deferred rent	(265)	48
Other non-current liabilities	(226)	226
Net cash used in continuing operating activities	(9,434)	(23,892)
Net cash provided by (used in) discontinued operating activities	(50)	665
Net cash used in operating activities	(9,484)	(23,227)
Investing activities:
Sales and maturities of marketable securities	6,250	27,465
Purchases of marketable securities	—	(10,250)
Purchases of property and equipment	(76)	(635)
Proceeds from sale of property and equipment	—	43
Net cash provided by continuing investing activities	6,174	16,623
Net cash provided by discontinued investing activities	—	2,300
Net cash provided by investing activities	6,174	18,923
Financing activities:
Proceeds from debt financing	8,000	—
Payments for debt issuance costs	(505)	—
Principal payments on financing obligations	(513)	(320)
Common stock repurchases to settle employee withholding liability	(26)	(50)
Proceeds from employee stock plans	—	142
Net cash provided by (used in) financing activities	6,956	(228)
Effect of exchange rate changes on cash	(354)	(80)
Net increase (decrease) in cash and cash equivalents	3,292	(4,612)
Cash and cash equivalents, beginning of period	7,072	11,684
Cash and cash equivalents, end of period	$10,364	$7,072

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Software licenses and appliances	$1,887	$2,486	$5,839	$9,456
Service
Subscription, maintenance and support	6,220	5,240	21,443	18,804
Professional services and other	1,214	2,393	4,400	6,194
Total service	7,434	7,633	25,843	24,998
Total revenue	$9,321	$10,119	$31,682	$34,454

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net loss	$(267)	$(4,577)	$(11,175)	$(28,699)
Interest (income) expense, net	247	14	287	(7)
Income tax benefit	(119)	(357)	(252)	(839)
Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	12	26	67	100
Depreciation and amortization in operating expenses	261	286	1,094	952
Total depreciation and amortization expense	273	312	1,161	1,052
Amortization of intangibles included in cost of revenues	298	315	1,251	1,268
Amortization of intangibles included in operating expenses	217	199	891	798
Total amortization of intangibles expense	515	514	2,142	2,066
Total depreciation and amortization expense	788	826	3,303	3,118
EBITDA	649	(4,094)	(7,837)	(26,427)
Change in fair value of warrant liability	(137)	—	(137)	—
Other expense, net	(108)	(26)	(84)	131
Loss from discontinued operations, net	—	—	—	10
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	22	44	49	159
Stock-based compensation included in operating expenses	364	360	1,372	1,675
Total stock-based compensation expense	386	404	1,421	1,834
Adjusted EBITDA	$790	$(3,716)	$(6,637)	$(24,452)